UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 1, 2013

JAVELIN Mortgage Investment Corp.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-35673	45-5517523
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Ocean Drive, Suite 201
Vero Beach, Florida	32963
(Address of Principal Executive Offices)	(Zip Code)

(772) 617-4340
(Registrant’s Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07          Submission of Matters to a Vote of Security Holders

JAVELIN Mortgage Investment Corp. (“JAVELIN”) held its 2013 Annual Meeting of Stockholders at 1:00 p.m. (EDT) on May 1, 2013, for the purpose of: (i) electing nine (9) directors; and (ii) ratifying the appointment of Deloitte & Touche LLP (“Deloitte”) as JAVELIN's independent registered public accounting firm for fiscal year 2013. For more information on the proposals described below, please refer to JAVELIN's proxy statement dated March 25, 2013. As of the record date of March 22, 2013, there were a total of 7,500,050 shares of common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 6,808,631 shares of common stock, or approximately 91% of the shares outstanding and entitled to vote at the Annual Meeting, were represented in person or by proxy; therefore a quorum was present.

Proposal 1 — Election of Directors.

The nine (9) nominees proposed by JAVELIN's Board of Directors were each elected to serve as a director until JAVELIN's Annual Meeting of Stockholders to be held in 2014 or until their successors are duly elected and qualified. The voting results for each nominee were as follows:

Nominee	For	Withheld	Broker Non-Votes

Scott J. Ulm	2,879,898	64,110	3,864,623

Jeffrey J. Zimmer	2,882,648	61,360	3,864,623

Daniel C. Staton	2,794,627	149,381	3,864,623

Marc H. Bell	2,794,512	149,496	3,864,623

John C. Chrystal	2,903,166	40,842	3,864,623

Thomas K. Guba	2,902,716	41,292	3,864,623

Robert C. Hain	2,902,716	41,292	3,864,623

John P. Hollihan, III	2,903,716	40,292	3,864,623

Stewart J. Paperin	2,903,616	40,392	3,864,623

Proposal 2 — Ratification of the appointment of Deloitte & Touche LLP as JAVELIN's independent registered certified public accountants for fiscal year 2013.

Stockholders ratified the appointment of Deloitte as JAVELIN's independent registered public accountants for the fiscal year ending December 31, 2013. The proposal received the following final voting results:

For	Against	Abstain

6,744,376	56,843	7,412

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 2013

JAVELIN MORTGAGE INVESTMENT CORP.

By:	/s/ James R. Mountain
Name: James R. Mountain
Title: Chief Financial Officer

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